   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2001

                                                 REGISTRATION NO. 333-  ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                           MTI TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                        95-3601802
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                       Identification Number)

                            4905 EAST LA PALMA AVENUE
                            ANAHEIM, CALIFORNIA 92806
                                 (714) 970-0300
                    (Address of Principal Executive Offices)

                            1996 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                         -------------------------------

                                PAUL W. EMERY, II
                            CHIEF OPERATING OFFICER,
                  ACTING CHIEF FINANCIAL OFFICER AND SECRETARY
                            4905 EAST LA PALMA AVENUE
                            ANAHEIM, CALIFORNIA 92806
                     (Name and Address of Agent for Service)

                                 (714) 970-0300
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                            TAMARA POWELL TATE, ESQ.
                             MORRISON & FOERSTER LLP
                                  TWELFTH FLOOR
                            19900 MACARTHUR BOULEVARD
                          IRVINE, CALIFORNIA 92612-2445
                                 (949) 251-7500

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                    MAXIMUM      PROPOSED MAXIMUM    AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO       OFFERING PRICE  AGGREGATE OFFERING  REGISTRATION
        TO BE REGISTERED                     BE REGISTERED (1)   PER UNIT (2)        PRICE (2)          FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share      3,981,904 shares       $1.18           $4,698,647        $1,175
================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on August 31, 2001.

================================================================================

        Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration Nos. 333-18501, 333-46363, 333-61957, 333-85579, 333-92623, 333-95915) relating to the 1996 Stock Incentive
Plan of MTI Technology Corporation (the "Registrant"), and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.


                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

        a. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 7, 2001, which includes audited financial statements for the Registrant's latest fiscal year, filed with the Commission on June 12, 2001, pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        b. The Registrant's Quarterly Report on Form 10-Q for the fiscal period ended July 7, 2001, filed with the Commission on August 21, 2001.

        c. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the audited financial statements described in (a) above.

        d. The description of the Registrant's Common Stock contained in the Registrant's Statement on Form 8-A, filed February 15, 1994 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

        4.4 Registrant's 1996 Stock Incentive Plan, as amended (incorporated by reference to Appendix B of the Registrant's Definitive Proxy
               Statement filed with the Commission on August 24, 2000).

        5.1    Opinion of Morrison & Foerster LLP.

        23.1   Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

        23.2   Consent of KPMG LLP.

        24.1   Power of Attorney (see Signature Page).

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act, the Registrant, MTI Technology Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on August 30, 2001.


                                        MTI TECHNOLOGY CORPORATION


                                        By: /s/ THOMAS P. RAIMONDI, JR.
                                            ------------------------------------
                                            Thomas P. Raimondi, Jr.
                                            President, Chief Executive Officer
                                            and Vice Chairman of the Board of
                                            Directors


                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Thomas
P. Raimondi, Jr. and Paul W. Emery, II, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                    Date
---------                                   -----                    ----

 /s/ THOMAS P. RAIMONDI, JR.                President, Chief         August 30, 2001
-----------------------------------         Executive Officer,
     Thomas P. Raimondi, Jr.                Vice Chairman of the
                                            Board of Directors and
                                            Director (Principal
                                            Executive Officer)

/s/ PAUL W. EMERY, II                       Chief Operating          August 30, 2001
-----------------------------------         Officer and Acting
    Paul W. Emery, II                       Chief Financial
                                            Officer (Principal
                                            Financial Officer and
                                            Principal Accounting
                                            Officer)

/s/ FRANZ CRISTIANI                         Director                 August 29, 2001
-----------------------------------
    Franz Cristiani

/s/ VAL KREIDEL                             Director                 August 29, 2001
-----------------------------------
    Val Kreidel

/s/ AL MELROSE                              Director                 August 29, 2001
-----------------------------------
    Al Melrose

                                            Chairman of the          August __, 2001
-----------------------------------         Board of Directors
    Raymond J. Noorda                       and Director

/s/ JOHN REPP                               Director                 August 29, 2001
-----------------------------------
    John Repp

/s/ RALPH J. YARRO, III                     Director                 August 29, 2001
-----------------------------------
    Ralph J. Yarro, III


                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                       DOCUMENT
------                       --------
  4.4          Registrant's 1996 Stock Incentive Plan, as amended (incorporated by reference to Appendix B of the Registrant's  Definitive Proxy
               Statement filed with the Commission on August 24, 2000).

  5.1          Opinion of Morrison & Foerster LLP.

  23.1         Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

  23.2         Consent of KPMG LLP.

  24.1         Power of Attorney (see Signature Page).



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